EXHIBIT 24

                               POWER OF ATTORNEY





      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, officers and directors of Aquarion Company (the "Company") in their respective capacities set forth below constitutes and appoints Richard K. Schmidt, Janet

M. Hansen and Larry L. Bingaman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and

Exchange Commission thereunder in connection with the registration under such

Act of shares of Common Stock of the Company ("Common Stock"), and related

Preferred Share Purchase Rights ("Rights"), to be issued pursuant to the

Aquarion Company Stock Incentive Plan (the "Plan") to the extent that any such registration may be required in the opinion of the executive officers of the

Company, upon the advice of counsel, including, without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to a Registration

Statement on Form S-8 or any other Form, relating to the registration of such

Common Stock and Rights, to be filed with the Securities and Exchange

Commission with respect to said Common Stock and Rights, to sign any and all amendments (including post-effective amendments) and supplements to such

Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange

Commission, granting unto said attorney-in-fact and agents, and each of them,

full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes,

may lawfully do or cause to be done by virtue hereof.



        Signature                            Title                Date



/s/GEORGE W. EDWARDS

-----------------------------

   George W. Edwards, Jr.         Chairman of the           June 23, 1998

                                  Board of Directors

                                  and Director



/s/RICHARD K. SCHMIDT

-----------------------------

     Richard K. Schmidt           President, Chief          June 23, 1998

                                  Executive Officer

                                  and Director



/s/JANET M. HANSEN

-----------------------------

      Janet M. Hansen             Executive Vice            June 23, 1998

                                  President,Chief

                                  Financial Officer and

                                  Treasurer



/s/JACK E. MCGREGOR

-----------------------------

Jack E. McGregor                  Director                  June 23, 1998



/s/GEOFFREY ETHERINGTON

-----------------------------

    Geoffrey Etherington          Director                  June 23, 1998



/s/JANET D. GREENWOOD
-----------------------------



     Janet D. Greenwood           Director                  June 23, 1998



/s/DONALD M. HALSTED, JR.

-----------------------------

   Donald M. Halsted, Jr.         Director                  June 23, 1998



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/s/EDGAR G. HOTARD

-----------------------------

      Edgar G. Hotard             Director                  June 23, 1998



/s/G. JACKSON RATCLIFFE

-----------------------------

    G. Jackson Ratcliffe          Director                  June 23, 1998



/s/JOHN A. URQUHART

-----------------------------

      John A. Urquhart            Director                  June 23, 1998
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